Exhibit 21.1
Life Technologies Corporation Subsidiaries
All Subsidiaries are 100% owned by Life Technologies Corporation unless otherwise noted.*
Domestic U.S. Subsidiaries
AB Advanced Genetic Analysis Corporation (Delaware)
Acoustic Cytometry Systems, Inc. (Delaware)
AcroMetrix Corporation (California)
Ambion, Inc. (Delaware)
Applied Biosystems, LLC (Delaware)
Applied Biosystems International, Inc. (Delaware)
Applied Biosystems China, Inc. (Delaware)
Applied Biosystems Korea Corporation (Delaware)
Applied Biosystems Taiwan Corporation (Delaware)
Biotrove, Inc. (Delaware)
Boston Probes, Inc. (Delaware)
CellzDirect, Inc. (Delaware)
Genomic Nanosystems Corporation (Delaware)
Genomic Nanosystems LLC (Maryland)
Invitrogen Finance Corporation (Delaware)
Invitrogen Holdings Inc. (Delaware)
Invitrogen IP Holdings, Inc. (Delaware)
Invitrogen Real Estate Services, Inc. (Delaware)
Keystone Laboratories, Inc. (California)
Molecular Probes, Inc. (Oregon)
Protometrix, Inc. (Delaware)
Quantum Dot Corporation (California)
Sentigen Holding Corp. (Delaware)
Visigen Biotechnologies, Inc. (Texas)
European Subsidiaries and Branches
Acrometrix Europe B.V. (Netherlands)
Ambion Europe Ltd (UK)
Applied Biosystems BV (Netherlands)
Applied Biosystems Ltd (UK)
Applied Biosystems Austria GmbH (Austria)
Applied Biosystems Ceska Republika s.r.o. (Czeckoslovakia)
Applied Biosystems Deutschland GmbH (Germany)
Applied Biosystems Europe BV (Netherlands)
Applied Biosystems Finance BV (Netherlands)
Applied Biosystems Finland OY (Finland)
Applied Biosystems France SA (France)
Applied Biosystems Hispania SA (Spain)
Applied Biosystems Holdings Limited (England)
Applied Biosystems Magyarorszag Kft. (Hungary)
Applied Biosystems Manufacturing GmbH (Germany)
Applied Biosystems Polska Sp.zo.o. (Poland)
Bodensee Wohnstatten GmbH (Germany)
Dexter Specialty Materials Ltd. (UK)
Dexter U.K. Ltd. (UK)
Dexter Holdings Unlimited (UK)
DNA Research Innovations Limited (England)
Dynal Biotech Ltd (inactive)
Genomed GmbH (Germany)
Invitrogen AB(Sweden)
Invitrogen AG (Switzerland)
Invitrogen AS(Denmark)
Invitrogen Dynal AS (Norway)
Invitrogen Dynal Holding AS (Norway)
Invitrogen Limited (Scotland)

Invitrogen Europe Limited (Scotland)
Invitrogen GmbH (Germany)
Invitrogen Holdings Limited(UK)
Invitrogen Norge AS (Norway)
Invitrogen OY (Finland)
Invitrogen S.A. (Spain)
Invitrogen S.A.S. (France)
Invitrogen S.r.l. (Italy)
Life Technologies B.V. (Netherlands)
Life Technologies Holdings B.V. (Netherlands)
Life Technologies Israel Ltd. (Israel)
Life Technologies s.r.o. (Slovakia)
N.V. Invitrogen S.A. (Belgium)
PE AG (Switzerland)
PE GB Ltd (England)
PE Manufacturing GmbH (Germany)
PE Stockholm AB (Sweden)
PE Sweden AB (Sweden)
PNA Diagnostics ApS (Denmark/inactive)
ZAO PE Biosystems (Russia)
Asia-Pacific Subsidiaries
Applied Biosystems Pty Ltd. (Australia)
Applied Biosystems Asia Pte Ltd (Singapore)
Applied Biosystems Hong Kong Ltd (Hong Kong)
Applied Biosystems Korea LLC (80% owned) (S. Korea)
Applied Biosystems Malaysia Sdn. Bhd. (Malaysia)
Applied Biosystems Thailand Limited (Thailand)
Applied Biosystems (Shanghai) Trading Company Ltd. (China)
Dynal Biotech Beijing Ltd. China)
Invitrogen Australia Pty Limited (Australia)
Invitrogen Bioservices India Private Limited (India)
Invitrogen Hong Kong Limited (Hong Kong)
Invitrogen New Zealand Limited (New Zealand)
Invitrogen Singapore Pte Limited (Singapore)
Invitrogen Taiwan Limited (Taiwan)
Invitrogen Trading (Shanghai) Co. Limited (China)
Life Technologies Japan Limited
Nihon Dynal KK (60% ownership) (Japan)
Shanghai Invitrogen Biotechnology Co. Limited (China)
Americas
Applied Biosystems Canada (Canada)
Applied Biosystems de Mexico S. de R.L. de C.V. (Mexico)
Invitrogen Argentina SA (Argentina)
Invitrogen Canada Inc. (Canada)
Life Technologies Brasil Comercio e Industria Ltda (Brazil)
Kettlebrook Insurance Co. Ltd. (Bermuda)
Africa
Applied Biosystems South Africa (Proprietary) Limited (S. Africa)
Invitrogen Mauritius Ltd. (Mauritius)

*	Life Technologies Corporation and its direct and indirect subsidiaries conduct business under the Life Technologies name and variants thereof, and similarly subsidiaries may conduct business under their entity name or variants thereof.